Exhibit 5.1

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
ONE BEACON STREET
BOSTON, MASSACHUSETTS  02108-3194

TEL: (617) 573-4800
FAX: (617) 573-4822
www.skadden.com

February 2, 2007

EMC Corporation
176 South Street
Hopkinton, Massachusetts 01748-2230

Re:                               Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to EMC Corporation, a Massachusetts corporation (the “Company”), in connection with its filing with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 to be filed on the date hereof (the “Registration Statement”) with respect to the registration under the Securities Act of 1933, as amended (the “Securities Act”), relating to (i) $1,725,000 aggregate principal amount of the Company’s 1.75% Convertible Senior Notes due 2011 (the “2011 Notes”) and $1,725,000 aggregate principal amount of the Company’s 1.75% Convertible Senior Notes due 2013 (the “2013 Notes” and, together with the 2011 Notes, the “Securities”), issued under the Indenture, dated as of November 17, 2006 (the “Indenture”), by and between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”) and (ii) shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), issuable upon conversion of the Securities pursuant to the Indenture, in each case, as contemplated by the Registration Rights Agreement, dated as of November 17, 2006 (the “Registration Rights Agreement”), by and among the Company and the initial purchasers named therein.  The shares of Common Stock initially issuable upon conversion of the Securities pursuant to the Indenture are referred to herein as the “Conversion Shares.”  The Securities and the Conversion Shares are to be offered and sold by certain securityholders of the Company.

EMC Corporation
February 2, 2007

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinions set forth herein, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of the following:

(a)           the Registration Statement;

(b)           an executed copy of the Registration Rights Agreement;

(c)           an executed copy of the Indenture;

(d)           copies of the global certificates evidencing the Securities;

(e)           an executed copy of the Purchase Agreement, dated as of November 13, 2006 (the “Purchase Agreement”), by and among the Company and the initial purchasers named therein;

(f)            an executed copy of the cross receipt and acknowledgement of funds dated November 17, 2006, by and among the Company and the initial purchasers named in the Purchase Agreement;

(g)           a specimen certificate evidencing the Common Stock;

(h)           the Restated Articles of Organization of the Company, as certified by the Secretary of the Commonwealth of Massachusetts;

(i)            the Amended and Restated Bylaws of the Company, as certified by Paul T. Dacier, Assistant Secretary of the Company;

(j)            resolutions of the Board of Directors of the Company adopted November 6, 2006, and resolutions of the Finance Committee thereof, adopted November 13, 2006, as certified by Paul T. Dacier, Assistant Secretary of the Company; and

(k)           the certificate of Paul T. Dacier, Assistant Secretary of the Company.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies.  In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due

EMC Corporation
February 2, 2007

authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties.  As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of other officers and other representatives of the Company and others and of public officials.

In rendering the opinion set forth in paragraph 1 below, we have also assumed that the Securities were duly authenticated by the Trustee.  In rendering the opinion set forth in paragraph 2 below, we have assumed that the certificates evidencing the Conversion Shares will be manually signed by one of the authorized officers of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar and will conform to the specimen certificate examined by us evidencing the Common Stock.

To the extent our opinions set forth in paragraphs 1 and 2 below relate to the enforceability of the choice of New York law and choice of New York forum provisions of the Indenture and the Securities, our opinion is rendered in reliance upon N.Y. Gen. Oblig. Law §§ 5-1401, 5-1402 (McKinney 2001) and N.Y. C.P.L.R. 327(b) (McKinney 2001) and is subject to the qualification that such enforceability may be limited by public policy considerations of any jurisdiction, other than the courts of the State of New York, in which enforcement of such provisions, or of a judgment upon an agreement containing such provisions, is sought.

Our opinions set forth herein are limited to Massachusetts corporate law and the laws of the State of New York that, in our experience, are applicable to securities of the type covered by the Registration Statement and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Applicable Law”).  We do not express any opinion with respect to the law of any jurisdiction other than Applicable Law or as to the effect of any such non-opined-on law on the opinions herein stated.  The opinions expressed herein are based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1.  The Securities have been duly authorized by the Company and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

EMC Corporation
February 2, 2007

2.  The Conversion Shares have been duly authorized by the Company and, when issued upon conversion of the Securities in accordance with the terms of the Indenture, will be validly issued, fully paid and nonassessable.

In rendering the opinions set forth in paragraphs 1 and 2 above, we have assumed that the execution and delivery by the Company of the Indenture and the Securities and the performance by the Company of its obligations thereunder did not and will not violate, conflict with or constitute a default under any agreement or instrument to which the Company or its properties is subject.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.  We also hereby consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement.  In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.  This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom llp